Exhibit 12.3

Certification pursuant to rule 13a-14(a) or 15d-14 of the Securities Exchange Act of 1934

I, Lard Friese, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F of Aegon Ltd.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

The Hague, the Netherlands, June 7, 2024

/s/ Lard Friese

Lard Friese
Chief Executive Officer
Aegon Ltd.